Exhibit 10.79

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $30,000.00	Issue Date: January 11, 2021

NutraLife Biosciences, Inc.

10% PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this 10% Promissory Note (this “Note”), NutraLife Biosciences, Inc., a Florida corporation (the “Company”), hereby promises to pay to the order of Gregory Ross, or registered assigns (the “Holder”), on the one year anniversary of the Issue Date as set forth above (the “Maturity Date”) or earlier as required pursuant to this Note, the principal amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount as set forth herein in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been repaid by the Company as of such applicable date. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note is entered into pursuant to a Note Exchange Agreement by and between the Company and the Holder dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Holder Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement. The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

Section 2. Interest; Late Fees; Prepayment.

(a) Interest shall accrue on the Principal Amount at the rate of ten percent (10%) per annum, simple interest, non-compounded basis (the “Interest”). To the extent not earlier repaid as set forth herein, the Principal Amount and the accrued and unpaid Interest (collectively, the “Indebtedness”) shall be due and payable in full on the Maturity Date or such earlier date as the Indebtedness may be due hereunder pursuant to the terms herein. No payments of the Principal Amount or Interest herein shall be required prior to the Maturity Date.

1

(b) The Company may prepay all or any portion of the Principal Amount and any accrued and unpaid Interest at any time.

(c) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 3. Events of Default.

(a) The Holder may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing:

(i)	the Company fails to pay the then-outstanding Indebtedness on any date any such amounts become due and payable, and any such failure is not cured within three Business Days of written notice thereof by Holder;

(ii)	any representation or warranty of the Company is materially false or untrue when given;

(iii)	the Company fails to comply in any material respect with any other covenant or agreement in this Note or in the Agreement and any such failure is not cured within three Business Days of written notice thereof by Holder;

(iv)	the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Company’s creditors; or
(iii)	commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or

(v)	a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Consequences of Events of Default. If an Event of Default has occurred and is continuing (i) the Holder may, by notice to the Company, declare all or any portion of the then- outstanding Indebtedness due and payable, and the Note and the then-outstanding Indebtedness shall thereupon become immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable law.

2

Section 4. Miscellaneous.

(a) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(b) Entire Agreement. This Note (including any recitals hereto) and the Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by the Company and the Holder.

(c) Notices. All notices under this Note shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Company:

NutraLife Biosciences, Inc.

Attn: Edgar Ward

6601 Lyons Road, Suite L-6

Coconut Creek, FL 33073

Email: edgar@nutralifebiosciences.com

If to Holder, to the address of Holder as set forth in the Agreement.

(d) No Waiver. No waiver of any provision of this Note shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(e) Headings. The article and section headings contained in this Note are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Note.

(f) Governing Law. This Note, and any dispute arising out of, relating to, or in connection with this Note, shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

3

(g) Enforcement of the Note; Jurisdiction; No Jury Trial.

(i)	Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Note and the rights and obligations arising under this Note, or for recognition and enforcement of any judgment or arbitral award or resolution in respect of this Note, shall be brought and determined exclusively in the courts of the State of Florida located in Broward County, Florida or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such action or proceeding, in the United States District Court sitting in Broward County, Florida (the “Selected Courts”). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Selected Courts and agrees that it will not bring any action relating to this Note or any of the transactions contemplated by this Note in any court other than the Selected Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Note, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts for any reason other than the failure to serve in accordance with the provisions of this Note; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Note, or the subject matter of this Note, may not be enforced in or by the Selected Courts.

(ii)	EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(iii)	The Holder hereby expressly acknowledges that the agreements and restrictions contained herein are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Note in the absence of such agreements and restrictions, and that any violation of such restrictions will result in irreparable harm to the Company. The Holder agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and specific performance of, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of, the agreements and restrictions contained herein, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Holder irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Note may be brought in the Selected Courts, (ii) consents to the non-exclusive jurisdiction of the Selected Courts in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any Selected Court.

4

(h) Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Note, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(i) Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the Parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

(j) Parties in Interest. This Note shall be binding upon and inure solely to the benefit of each Party, and nothing in this Note, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature under or by reason of this Note.

(k) Severability; Expenses; Further Assurances. If any term, condition or other provision of this Note is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Note is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Note be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Note, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Note. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Note.

(l) Execution in Counterparts, Electronic Transmission. This Note may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

(m) No Assignment. This Note may not be assigned by either Party without the prior written consent of the other Party in its sole discretion.

(n) Currency. All dollar amounts are in U.S. dollars.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

NutraLife Biosciences, Inc.

By:	/s/ Edgar Ward
Name:	Edgar Ward
Title:	Chief Executive Officer

Agreed and accepted:

Gregory Ross

By:	/s/ Gregory Ross
Name:	Gregory Ross

6